                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            NEW WEST EYEWORKS, INC.
                                       AT

                              $13.00 NET PER SHARE
                                       BY

                              NW ACQUISITION CORP.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                        NATIONAL VISION ASSOCIATES, LTD.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME, ON MONDAY, AUGUST 17, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
    SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR
                            TO THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated July 20, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by NW Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of National Vision Associates, Ltd., a Georgia corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of New West Eyeworks, Inc., a Delaware corporation (the "Company"), at $13.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman of the Board of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $13.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company has, by unanimous vote, approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Shares.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of July 13, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the

     Company, or, at the election of Parent, unless such election would have a material adverse effect on the financial interests of the Company and its stockholders, the Company will be merged with and into the Purchaser (in either case, the "Merger"). In the Merger, each outstanding Share (other than Shares held by the Company's treasury or by any subsidiary of the Company, Shares owned by Parent, the Purchaser or any other subsidiary of Parent, or Shares held by any stockholders who are entitled to (and who properly do) exercise appraisal rights under Delaware law) will be converted into the right to receive $13.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned upon, among other things, Parent's receipt of funds from a contemplated financing in an amount sufficient to consummate the Offer and the other transactions contemplated by the Merger Agreement, and there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that would represent at least 51% of the outstanding Shares as determined immediately prior to the consummation of the Offer.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Time, on Monday, August 17, 1998, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as described in Section 2 of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by the Letter of Transmittal.

          7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            NEW WEST EYEWORKS, INC.
                                       BY
                              NW ACQUISITION CORP.

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated July 20, 1998, of NW Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of National Vision Associates, Ltd., a Georgia corporation, and the related Letter of Transmittal, relating to the shares of Common Stock, par value $.01 per share ("Shares"), of New West Eyeworks, Inc., a Delaware corporation.

     You are instructed to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*
--------------------------------------------------------------------------------

Account Number
--------------------------------------------------------------------------------

Date
--------------------------------------------------------------------------------

                                   SIGN HERE

Signature(s)
--------------------------------------------------------------------------------

Please type or print name(s) here
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security Number
---------------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.

                                        3